Exhibit 99.3

COMPASS DIVERSIFIED HOLDINGS
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

    The following pro forma condensed combined financial statements give effect to the acquisition of The Honey Pot Company Holdings, LLC ("The Honey Pot" or "THP") with a total purchase price of approximately $380.1 million, as further described on the Form 8-K that we filed on February 1, 2024.

    The following pro forma condensed combined statements of operations for the year ended December 31, 2023 give effect to the acquisition of The Honey Pot as if the acquisition had occurred on January 1, 2023. The proforma condensed combined balance sheet as of December 31, 2023 gives effect to the acquisition of The Honey Pot as if the acquisition was completed on December 31, 2023.

    The "as reported" financial information of The Honey Pot is derived from the consolidated historical financial statements of The Honey Pot for the comparable period which are included elsewhere in this Form 8-K. The "as reported" financial information for Compass Diversified Holdings (the "Company" or "Holdings") is derived from the consolidated audited financial statements of the Company as of December 31, 2023 and for the year ended December 31, 2023 as filed on Form 10-K with the Securities and Exchange Commission on February 28, 2024.

    Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes. The pro forma adjustments described in the accompanying notes have been made based on the available information and, in the opinion of management, are reasonable. The preliminary purchase price has been allocated on a provisional basis to assets acquired and liabilities assumed in connection with the acquisition based on the estimated fair value as of the acquisition date. The unaudited pro forma condensed combined statements of operations reflect the adjustments to the historical consolidated results of operations that are expected to have a continuing effect. The unaudited pro forma condensed combined statements of operations do not include certain items such as transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair value of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

    The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, the financial statements of The Honey Pot included in this Form 8-K and the consolidated financial statements of the Company, including the notes thereto as previously filed.

Compass Diversified Holdings
Pro Forma Condensed Combined Balance Sheet at December 31, 2023
(unaudited)

(in thousands)	Compass Diversified Holdings as Reported	The Honey Pot as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Assets
Current assets:
Cash and cash equivalents	$450,477	$25,188	$(379,225)	A	$96,440
Accounts receivable, net	318,241	14,187	—		332,428
Inventories	740,387	16,211	3,689	B	760,287
Prepaid expenses and other current assets	94,715	2,467	—		97,182
Total current assets	1,603,820	58,053	(375,536)		1,286,337
Property, plant and equipment, net	192,562	1,915	—		194,477
Goodwill	901,428	—	125,499	B	1,026,927
Intangible assets, net	923,905	—	247,000	B	1,170,905
Other non-current assets	195,266	4,288	(3,044)	C	196,510
Total assets	$3,816,981	$64,256	$(6,081)		$3,875,156
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$93,412	$5,345	$—		$98,757
Accrued expenses	157,456	4,226	—		161,682
Due to related party	16,025	—	—		16,025
Current portion, long-term debt	10,000	—	—		10,000
Other current liabilities	35,465	1,934	—		37,399
Total current liabilities	312,358	11,505	—		323,863
Deferred income taxes	120,131	—	—		120,131
Long-term debt	1,661,879	—	—		1,661,879
Other non-current liabilities	203,232	1,517	—		204,749
Total liabilities	2,297,600	13,022	—		2,310,622

Stockholders’ equity
Trust preferred shares, no par value	303,918	—	—		303,918
Trust common shares, no par value	1,281,303	—	—		1,281,303
Treasury shares, at cost	(9,339)	—	—		(9,339)
Accumulated other comprehensive income (loss)	111	—	—		111
Accumulated deficit	(249,243)	51,234	(47,755)	D, E	(245,764)
Total stockholders’ equity attributable to Holdings	1,326,750	51,234	(47,755)		1,330,229
Noncontrolling interest	192,631	—	41,674	A	234,305
Total stockholders’ equity	1,519,381	51,234	(6,081)		1,564,534
Total liabilities and stockholders’ equity	$3,816,981	$64,256	$(6,081)		$3,875,156

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2023
(unaudited)

(in thousands, except per share data)	Compass Diversified Holdings as Reported	The Honey Pot as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net revenues	$2,058,876	$107,311	$—		$2,166,187
Cost of revenues	1,165,553	47,444	3,689	F	1,216,686
Gross Profit	893,323	59,867	(3,689)		949,501

Operating expenses:
Selling, general and administrative expense	549,589	38,159	—		587,748
Management fees	68,445	—	6,600	G	75,045
Amortization expense	95,820	—	14,192	H	110,012
Impairment expense	89,400	—	—		89,400
Operating income	90,069	21,708	(24,481)		87,296

Other income (expense):
Interest income (expense), net	(105,179)	(169)	—		(105,348)
Amortization of debt issuance costs	(4,038)	—	—		(4,038)
Other income (expense), net	1,743	102	—		1,845
Income (loss) from continuing operations before income taxes	(17,405)	21,641	(24,481)		(20,245)
Provision for income taxes	21,331	—	—		21,331
Income (loss) from continuing operations	(38,736)	21,641	(24,481)		(41,576)
Less: Income from continuing operations attributable to noncontrolling interest	15,945	—	3,279	I	19,224
Net income (loss) attributable to Holdings from continuing operations	$(54,681)	$21,641	$(27,760)		$(60,800)

Basic and fully diluted loss per share attributable to Holdings from continuing operations	$(1.71)				$(1.80)

Weighted average number of shares	72,105				72,105

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1. Basis of Presentation

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and has been compiled from historical consolidated financial statements prepared in accordance with U.S. GAAP and should be read in conjunction with the Form 10-K for the year ended December 31, 2023 for CODI. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the acquisition of The Honey Pot been completed as of January 1, 2023. In addition, this pro forma financial information does not purport to project the future operating results of the combined company.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, ‘‘Business Combinations’’ (‘‘ASC 805’’) and are based on the annual audited historical financial information of CODI, and annual audited historical financial information of The Honey Pot. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of the Honey Pot based upon preliminary estimate of their fair values as of the acquisition date. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision as further analyses are completed and additional information becomes available. The purchase price consideration as well as the estimated fair values of the assets acquired and liabilities assumed will be finalized as soon as practicable.

Management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Acquisition, and that the pro forma adjustments in the unaudited pro forma condensed combined financial information give appropriate effect to those assumptions.

Pro forma information is intended to reflect the impact of the acquisition of The Honey Pot on CODI’s historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma condensed combined statements of operations that are expected to have a continuing impact. This information in the accompanying footnotes provide a description of each of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated.

Note 2. Purchase Price Allocation

The following table summarizes the preliminary purchase price for The Honey Pot acquisition (in thousands):

Acquisition Consideration

Gross purchase price	$380,000
Working capital adjustment - preliminary	(3,126)
Other adjustments	(1,128)
Cash acquired - preliminary estimate	4,375
Purchase consideration	$380,121

The purchase price is preliminary and is subject to adjustment based upon the difference between the estimated net working capital to be transferred and the actual amount of working capital transferred on the date of closing. The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The table below provides the provisional recording of assets acquired and liabilities assumed as of the acquisition date. The amounts recorded for inventory, intangible assets, and goodwill are preliminary pending finalization of valuation efforts.

Amounts recognized as of the acquisition date
(in thousands)	Preliminary
Purchase Consideration	$380,121

Fair value of identified assets acquired:
Cash	$4,375
Accounts receivable, net	16,361
Inventory	18,986
Property, plant and equipment	1,888
Intangible assets	247,000
Other current and non-current assets	3,959
Total identifiable assets	292,569

Fair value of liabilities assumed:
Current liabilities	10,957
Other liabilities	1,480
Total liabilities assumed	12,437

Net identifiable assets acquired	$280,132

Goodwill	$99,989

Transaction costs incurred	$3,479

The preliminary allocation presented above is based upon management's estimate of the fair values using valuation techniques including income, cost and market approaches. In estimating the fair value of the identifiable acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected future growth rates and estimated discount rates. Current and noncurrent assets, property, plant and equipment and current and other liabilities are estimated at their historical carrying values, which approximates fair value. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and non-contractual relationships, as well as expected future synergies. The Company expects the goodwill balance to be deductible for tax purposes.
The identified intangible assets are definite lived intangibles and will be amortized over the estimated useful life assigned to the underlying intangible asset. The intangible assets preliminarily recorded in connection with The Honey Pot acquisition are as follows (in thousands):

Intangible Assets	Amount	Estimated Useful Life

Tradename	$225,000	18 years
Customer Relationships	22,000	13 years
	$247,000

Note 3. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the pro forma unaudited condensed combined balance sheet as of December 31, 2023:

A.    On January 31, 2024 the Company completed its acquisition of the Honey Pot The Company paid a purchase price of approximately $383.6 million, including transaction costs, at the Closing (total purchase consideration) in connection with the Transaction. The Company funded the total purchase consideration with cash on hand.

The following reflects the use of cash on hand to fund the acquisition of The Honey Pot and transaction costs incurred by the Company:

(in thousands)	The Honey Pot Acquisition
Purchase consideration	$380,121
Buyer transaction costs	3,479
Total Purchase Consideration	383,600
Less: Cash Acquired	(4,375)
Total Cash Paid	$379,225

B.    The following reflects the adjustments necessary to reflect: (i) the allocation of the purchase price to inventory, intangible assets, and goodwill, and; (ii) the assignment of noncontrolling shareholder interest derived from the equity value contributed by noncontrolling shareholders. The adjustment to inventory represents the estimated adjustment to step up The Honey Pot's finished goods inventory to fair value. The fair value was determined based on the estimated selling price less the selling costs and a normal profit margin on those selling efforts. After the acquisition, the step-up in inventory value will increase cost of revenues over approximately three months as the inventory is sold. This increase is reflected in the pro forma condensed combined statements of operations for the year ending December 31, 2023.

(in thousands)	December 31, 2023
Inventory	$3,689
Intangible assets	247,000
Goodwill	125,499
Noncontrolling interest	(41,674)
$334,514

C.    Represents the elimination of loan receivables from a related party which were paid off at close.

Loan receivable	$3,044

D.    Represents the elimination of historical stockholders' equity of The Honey Pot. The elimination of historical Members' Equity has been combined with accumulated deficit in the accompanying condensed combined pro forma balance sheet as of December 31, 2023 to conform with the presentation of the Company's stockholders' equity.

(in thousands)	The Honey Pot
Members' Equity	$—
Accumulated deficit	(51,234)
Total Stockholders' equity	$(51,234)

E.     Represents transaction costs incurred by the buyer subsequent to December 31, 2023. The transaction costs incurred by the buyer were expensed on January 31, 2024 and are reflected as an expense of the combined entities in the Pro Forma Condensed Combined Financial Statements.

(in thousands)	December 31, 2023
Buyer transaction costs	3,479
Transaction costs - net	$3,479

Statement of Operations
The following adjustments correspond to those included in the unaudited pro forma condensed combined statements of operations for all periods presented:
F.      Inventory valuation adjustment - to record the amortization of the inventory step-up recorded in connection with the purchase price allocation. The pro forma condensed combined statements of operations for the year ended December 31, 2023 is adjusted to increase cost of sales to reflect the amount of inventory expected to be sold within one year of the acquisition date. After the acquisition, the step-up in inventory value will increase cost of revenues over approximately one month as the inventory is sold.

(in thousands)	For the year ended December 31, 2023
Amortization of inventory step-up	$3,689
G.     Management fee - to record the annual management fee payable to Compass Group Management (our Manager) calculated as 2% of the aggregate purchase price of The Honey Pot, less the offsetting management fee that will be incurred by The Honey Pot.

(in thousands)	For the year ended December 31, 2023
Management fee	$7,600
Less: THP management fee	(1,000)
$6,600

H.     Amortization expense - to record the adjustment to amortization expense for the revised intangible assets associated with the preliminary allocation of the purchase price. See Note 2 for the detail on intangible assets acquired.

(in thousands)	For the year ended December 31, 2023
Revised amortization expense	$14,192

I.    To record the noncontrolling interest associated with The Honey Pot's net income for the periods presented.

(in thousands)	For the year ended December 31, 2023
The Honey Pot net income	$21,641
Noncontrolling interest ownership percentage	15.2%
$3,279

Note 3. Earnings Per Share
Basic and fully diluted earnings per Trust common share is computed using the two-class method which requires companies to allocate participating securities that have rights to earnings that otherwise would have been available to common shareholders as a separate class of securities in calculating earnings per share. The Company has granted Allocation Interests that contain participating rights to receive profit allocations upon the occurrence of certain events, and has issued preferred shares that have rights to distributions when, and if, declared by the Company's Board of Directors. The calculation of basic and fully diluted earnings per Trust common share is computed by dividing income available to common shareholders by the weighted average number of Trust common shares outstanding during the period. Earnings per common share reflects the effect of distributions that were declared and paid to holders of the Allocation Interests, and distributions that were paid or cumulative on preferred shares during the period.
Reconciliation of pro forma net loss from continuing operations available to common shares of Holdings
The following table reconciles net loss attributable to the common shares of Holdings:

(in thousands)	Year ended
December 31, 2023
Pro forma net loss from continuing operations attributable to Holdings	$(60,800)
Less: Distributions paid - Allocation Interests	26,475
Less: Distributions paid - Preferred Shares	24,181
Less: Accrued distributions - Preferred Shares	2,869
Pro forma net loss from continuing operations attributable to Holdings	$(114,325)

Pro forma earnings per share - continuing operations

Year ended
(in thousands, except per share data)	December 31, 2023

Pro forma net loss from continuing operations attributable to Holdings	$(114,325)
Less: Effect of Contribution based profit - Holding Event	15,424
Pro forma loss from Holdings attributable to common shares	$(129,749)

Basic and diluted weighted average common shares of Holdings	72,105

Basic and fully diluted pro forma income (loss) per share attributable to Holdings
Continuing operations	$(1.80)